SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2004,

SOLITARIO RESOURCES CORPORATION (Exact name of registrant as specified in its charter)
Colorado (State or other jurisdiction of incorporation)	0-50602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification Number)
4251 Kipling Street, Suite 390 Wheat Ridge, CO 80033 (Address of Principal Executive Offices)
Registrant's telephone number, including area code: (303) 534-1030 (Former name or former address, if changed since last report)

Item 5. Other Events

          Solitario Resources Corporation ("Solitario") today announced it has signed a Letter of Intent to form a Strategic Alliance to explore for gold in South America with Newmont Overseas Exploration Limited ("Newmont"), a subsidiary of Newmont Mining Corporation (NYSE: NEM), the world's largest gold producer. Newmont also agreed to fund, through its affiliate company Newmont Mining Corporation of Canada Limited, a Cdn$4.59 million private placement into Solitario. The Strategic Alliance and Private Placement are subject to both companies signing a definitive agreement and Toronto Stock Exchange and various regulatory approvals.

          Solitario and Minera Los Tapados S.A., a subsidiary of Newmont Peru Limited, Minera Yanacocha S.R.L., and Minera Chaupiloma Dos de Cajamarca, S.R.L. (collectively "Tapados,"), signed a Letter of Intent to amend Solitario's net smelter return ("NSR") royalty on a 150,000-acre property located immediately north of the Newmont Mining-Buenaventura's Minera Yanacocha Mine, the largest gold mine in South America. In addition to amending the NSR royalty, the Letter Agreement commits Tapados to a long-term US$4.0 million work commitment on Solitario's royalty property and provides Solitario access to Tapados' future exploration results on an annual basis. The royalty amendment and the work commitment are subject to the companies signing a definitive agreement and various regulatory approvals.

          The contracts attached hereto as Exhibits 10.1 and 10.2 and the press releases attached hereto as Exhibits 20.1 and 20.2 provide a full description of the material change.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: November 22, 2004	SOLITARIO RESOURCES CORPORATION By: /s/ James R. Maronick James R. Maronick Chief Financial Officer

INDEX TO EXHIBITS
Exhibit Number 10.1 10.2 20.1 20.2	Description Letter of Intent - Strategic Alliance Letter of Intent - Royalty Interest Press Release Dated November 22, 2004 Press Release Dated November 22, 2004	Page number